EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO: BLAGMAN MEDIA INTERNATIONAL, INC.

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 4, 2002 included in the Registrant’s Form 10-KSB for the year ended December 31, 2001 and to the reference to our Firm under the caption “Interests of Named Experts and Counsel” included in this Form S-8 Registration Statement.

/s/ Weinberg & Company, P.A. WEINBERG & COMPANY, P.A.

August 13, 2002